Exhibit 8.3

10250 Constellation Blvd., Suite 1100 Los Angeles, California 90067 Tel: +1.424.653.5500 Fax: +1.424.653.5501
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
December 22, 2025	Dubai	Riyadh
	Dusseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
PotlatchDeltic Corporation	Los Angeles	Tokyo
601 West 1st Avenue, Suite 1600 Spokane, Washington 99201	Madrid	Washington, D.C.

Re:	Agreement and Plan of Merger dated as of October 13, 2025

To the addressee set forth above:

We have acted as special tax counsel to PotlatchDeltic Corporation, a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into Redwood Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and a direct wholly owned subsidiary of Rayonier Inc., a North Carolina corporation (“Parent”), with Merger Sub surviving the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger (the “Agreement”) dated as of October 13, 2025, as amended, by and among Parent, Merger Sub, and the Company. This opinion is being delivered in connection with the Form S-4 initially filed by Parent with the Securities and Exchange Commission (the “Commission”) on December 9, 2025 (together with the documents incorporated by reference therein and including the joint proxy statement/prospectus contained therein, each as amended or supplemented through the date hereof, collectively, the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement, and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement and herein, we are of the opinion that the statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

December 22, 2025

No opinion is expressed as to any matter not discussed herein.

This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

This opinion is rendered in connection with Parent’s filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,